Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

Boundless Corporation

     We hereby consent to the incorporation by reference in the registration statements of Boundless Corporation on Form S-8 (File Nos. 33-95846, 33-81106, 33-86896 and 333-76597) of our report dated February 11, 2000 on our audits of the consolidated financial statements and schedules of Boundless Corporation and Subsidiaries, which report is included in this Annual Report on Form 10-K for the year ended December 31, 1999.

BDO Seidman, LLP

Melville, New York
March 30, 2000